Exhibit 10.3

EXECUTION

AMENDMENT TO ASSET SALE AGREEMENT

This Amendment to the Asset Sale Agreement (this “Amendment”) is dated as of July 29, 2011, among (i) Nortel Networks Corporation, a corporation organized under the laws of Canada (“NNC”); (ii) Nortel Networks Limited, a corporation organized under the laws of Canada (“NNL”); (iii) Nortel Networks Inc., a corporation organized under the laws of Delaware (“NNI,” and, together with NNC and NNL, the “NA Sellers”); (iv) the entities listed in Exhibit A to the Asset Sale Agreement (the “EMEA Sellers”), which, in the case of Nortel Networks UK Limited (in administration) (“NNUK”), Nortel Networks France S.A.S. (in administration) and Nortel GmbH (in administration) are acting by Alan Robert Bloom, Stephen John Harris, Alan Michael Hudson and Christopher John Wilkinson Hill of Ernst & Young LLP (the “UK Joint Administrators”) and in the case of Nortel Networks (Ireland) Limited (in administration) (“NN Ireland”) is acting by David Hughes of Ernst & Young Chartered Accountants and Alan Robert Bloom (the “Irish Joint Administrators”) (the UK Joint Administrators and the Irish Joint Administrators being collectively, the “Joint Administrators”), and in the case of Nortel Networks S.A. (in administration and liquidation judiciaire) (“NNSA”) is acting by the UK Joint Administrators and Maître Cosme Rogeau, 26 avenue Hoche, 78000 VERSAILLES appointed as mandataire liquidateur by the French Court (as defined below) (the “French Liquidator”), the Joint Administrators act as agents of the EMEA Sellers without any personal liability and the French Liquidator acts as agent of NNSA without any personal liability; (v) the entities listed in Exhibit B to the Asset Sale Agreement (the “Other Sellers” and, together with the NA Sellers and the EMEA Sellers, the “Sellers”); (vi) the French Liquidator; (vii) the Joint Administrators; and (viii) Rockstar Bidco, LP, a Delaware limited partnership (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Sellers, the Purchaser and the other parties specified in the preamble to this Amendment have entered into that certain Asset Sale Agreement dated as of June 30, 2011 (as may be amended, modified, supplemented or restated from time to time, the “Asset Sale Agreement”);

WHEREAS, the Asset Sale Agreement may be amended pursuant to Section 10.4 thereof by an instrument in writing signed by all the parties thereto;

WHEREAS, all the parties to the Asset Sale Agreement desire to amend the Asset Sale Agreement on the terms and conditions set forth in this Amendment; and

WHEREAS, unless otherwise defined herein, each capitalized term used herein shall have the meaning assigned to such term in the Asset Sale Agreement.

NOW, THEREFORE, in consideration of the respective covenants, representations and warranties made herein, and of the mutual benefits to be derived hereby (the sufficiency of which is acknowledged), the parties hereto agree as follows:

SECTION 1 Amendments.

(a) Section 1.1 of the Asset Sale Agreement is hereby amended by adding the following definition of “Amendment Fee” immediately following the definition of “Alternative Transaction”: “Amendment Fee” has the meaning set forth in Section 5.27(b)(ii)(A).

(b) The definition of “Permitted Encumbrances” in Section 1.1 of the Asset Sale Agreement is hereby amended to incorporate the revisions reflected in the following marked version of such definition:

“Permitted Encumbrances” means (i) any Lien arising by operation of Law in respect of a liability of the EMEA Sellers where such liability does not rank as an Administration Expense; (ii) Liens arising hereunder or under any Assigned Contracts (after giving effect to the assignment hereunder) if such Liens exclusively secure Assumed Liabilities; (iii) Liens imposed by any Bankruptcy Court in connection with the Bankruptcy Proceedings that are discharged at Closing pursuant to the terms of the Canadian Approval and Vesting Order or the U.S. Sale Order (or, in the case of Undisclosed Patent Interests, upon transfer pursuant to Section 5.19); (iv) Liens set forth in Section 1.1(g) of the Sellers Disclosure Schedule; (v) entitlements, customary covenants, restrictions and other similar charges or encumbrances securing a liability of the EMEA Sellers only that do not, individually or in the aggregate, impair in any material respect the use or value of the Assets subject thereto and that exclusively secure Assumed Liabilities and (vi) (x) the promises, declarations ~~and~~, commitments ~~granted,~~and statements made ~~or committed in writing by the Sellers~~by, as well as conduct and actions undertaken by, the Sellers in writing (including as recorded in the minutes of the applicable standard-setting body or industry group) to standard-setting bodies or industry groups concerning the Transferred Patents, Purchased Specified UK Patents or Undisclosed Patent Interests, in each case, solely to the extent valid and legally enforceable, and (y) the commitments concerning the Transferred Patents, Purchased Specified UK Patents or Undisclosed Patent Interests granted in writing by the Sellers pursuant to the membership agreements, by-laws, practices or policies of standard-setting bodies or industry groups in which Sellers were participants, solely to the extent the Sellers are bound by such standard-setting bodies’ or industry groups’ membership agreements, by-laws, practices or policies to bind the Purchaser to such commitments.

(c) The definition of “Supplementary Non-Disclosure Agreement” in Section 1.1 of the Asset Sale Agreement is hereby amended by replacing “2010” with “2011”.

(d) Section 2.2.1 of the Asset Sale Agreement is hereby amended by inserting “, and plus (iii) the Amendment Fee, if any” immediately after the words “(ii) any Optioned Licenses Fees”.

(e) Section 2.3.2(a) of the Asset Sale Agreement is hereby deleted in its entirety and replaced with the following:

“The Purchaser shall deliver by wire transfer in immediately available funds (i) to the Distribution Agent, as distribution agent for the Sellers, an amount equal to the Purchase Price plus the Amendment Fee, if any, minus the Good Faith Deposit, and minus the Optioned Licenses Fees, if any, to an account designated at least two Business Days prior to the Closing Date by the Distribution Agent in a written notice to the Purchaser; (ii) to the Distribution Agent, as distribution agent for the Sellers, an amount equal to the Optioned Licenses Fees, if any, to an account designated at least two Business Days prior to the Closing Date by the Distribution Agent in a written notice to the Purchaser; (iii) to the Canadian Sellers, the amount specified in Section 5.27(b)(ii)(A) to an account designated at least two Business Days prior to the Closing Date by the Canadian Sellers in a written notice to the Purchaser; (iv) pursuant to Section 5.28(c), to NNL an amount equal to Two Hundred Seventy Three Thousand Two Hundred Nine Dollars ($273,209) to an account designated at least two Business Days prior to the Closing Date by NNL in a written notice to the Purchaser; and (v) pursuant to Section 5.28(c), to NNI an amount equal to Forty-Four Thousand Seven Hundred Thirteen Dollars ($44,713) to an account designated at least two Business Days prior to the Closing Date by NNI in a written notice to the Purchaser;”.

(f) Section 2.3.2(b)(iii) is hereby amended by replacing “Section 7.2(c)” with “Section 7.3(c)”.

(g) Section 5.8(b) of the Asset Sale Agreement is hereby amended by adding the following language at the end of such section:

“As of the date on which the Purchaser takes possession of any Patent Related Documentation, upon any reasonable request from any of the Sellers, the Purchaser shall provide to the requesting Seller, its outside counsel or its other representatives that are reasonably acceptable to the Purchaser reasonable access to tangible embodiments of the items listed in clauses (i) and (vi) of the definition of “Patent Related Documentation” (to the extent that such items were delivered by the Sellers in paper form) during normal business hours, and provide or permit the requesting Seller or its representatives to make copies of such items, in each case for the purpose of using and disclosing such Patent Related Documentation pursuant to Section 2.1.1(d) of the Asset Sale Agreement, and subject to reimbursement of the Purchaser’s out-of-pocket costs and expenses in connection with responding to such requests, including provision of access to, and segregation and duplication of, such items; provided, however, that nothing in this Section 5.8(b) shall impose an obligation on the Purchaser to retain any Patent Related Documentation.”

(h) Section 5.27(a) of the Asset Sale Agreement is hereby amended by replacing “$1,000,000,000” with “One Billion One Hundred and Ninety Three Million and Five Hundred Thousand Dollars ($1,193,500,000)”.

(i) Section 5.27(b)(ii)(A) of the Asset Sale Agreement is hereby deleted in its entirety and replaced with the following:

“The Purchaser shall at Closing (x) pay to the Canadian Sellers a total amount of Eighteen Million Dollars ($18,000,000) in respect of the utilization of tax attributes of the Canadian Sellers as a result of the receipt of the Optioned Licenses Fees, and (y) pay to Distribution Agent for the benefit of the Sellers other than the Canadian Sellers an additional fee of Five Million Dollars ($5,000,000) (such additional fee for the benefit of the Sellers other than the Canadian Sellers, the “Amendment Fee”);”.

(j) Section 5.27(b)(ii)(C) of the Asset Sale Agreement is hereby amended to incorporate the revisions reflected in the marked copy of such section attached hereto as Exhibit I.

(k) Section 6.1 of the Asset Sale Agreement is hereby amended to incorporate the revisions reflected in the marked copy of such section attached hereto as Exhibit II.

(l) Section 6.9 of the Asset Sale Agreement is hereby amended to incorporate the revisions reflected in the marked copy of such section attached hereto as Exhibit III.

(m) Sections 2.1.1(a), 2.3.2(b), A.I(b), A.I(c) and A.I(d) of the Sellers Disclosure Schedule are each hereby deleted in its entirety and replaced with, respectively, Annex A, B, C, D, and E hereto. Annexes A.I(o)(i)(x), 1.1(d), 1.1(h), A.I(h), A.I(c) of the Sellers Disclosure Schedule are each hereby deleted in its entirety and replaced with, respectively, Annex F, G, H, I and J hereto. {Redacted Annexes containing information as contemplated by the Asset Sale Agreement.}

SECTION 2 No Implied Amendments. Except as specifically amended by this Amendment, the Asset Sale Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed. All references to “the date hereof” in the Agreement shall continue to refer to the date of the Agreement before any amendment, consent or waiver.

SECTION 3 References to Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement shall mean the Asset Sale Agreement as amended by this Amendment.

SECTION 4 Severance Costs. The payments specified in clauses (iv) and (v) of Section 2.3.2(a) of the Asset Sale Agreement (as amended by Section 1(e) of this Amendment) together constitute the full amount that is due and payable upon Closing pursuant to Section 5.28(c) of the Asset Sale Agreement and, when paid by the Purchaser, will constitute full satisfaction of the Purchaser’s obligations under Section 5.28(c) of the Asset Sale Agreement and the Parties shall have no further claims against each other under Section 5.28(c) of the Asset Sale Agreement. For the avoidance of doubt, from and after Closing neither the Purchaser, on the one hand, nor the Sellers, on the other hand, shall seek to recover any amounts from the other in respect of Section 5.28(c) of the Asset Sale Agreement if the severance costs actually incurred by the Sellers in connection with the termination of employment by the Sellers of the Employees are, respectively, less than or greater than the amounts paid by the Purchaser at Closing pursuant to clauses (iv) and (v) of Section 2.3.2(a) of the Asset Sale Agreement.

SECTION 5 Certain Specified UK Patents. The Parties hereby agree that, pursuant to Section 5.23 of the Asset Sale Agreement, those Specified UK Patents set forth on Exhibit IV {Redacted Exhibit IV containing list of patents} attached hereto (the “Excluded Specified UK Patents”) shall be excluded from the Assets and shall not be transferred to the Purchaser at the Closing; provided, however, that from and after the Closing Date and for a period of twelve (12) months thereafter (or such longer period as the Purchaser and the Primary Seller Parties agree in writing) (the “Excluded Specified UK Patents’ Period”), the Sellers hereby covenant to cooperate with the Purchaser in contacting the relevant U.K. and U.S. Government agencies (including by means of engaging counsel at the Purchaser’s expense), for the purpose of (to the extent permissible under applicable Law), modifying or removing, any security or disclosure restriction affecting the Excluded Specified UK Patents. During the Excluded Specified UK Patents’ Period, the Purchaser shall pay all related fees, costs and expenses of outside counsel retained in respect of the Excluded Specified UK Patents (including for the avoidance of doubt any fees, costs and expenses incurred in providing secure storage for the Excluded Specified UK Patents necessary to comply with applicable Law). If at any time from and after the Closing Date and for a period of twelve (12) months thereafter (or such longer period as the Purchaser and the Primary Seller Parties agree in writing) the Purchaser notifies the Primary Seller Parties in writing that it or one or more of its limited partners as of the date hereof wishes to acquire any Excluded Specified UK Patents, the relevant Sellers shall, as soon as practicable, execute an agreement, on terms the Purchaser, or as the case may be one or more of its limited partners as of the date hereof, shall reasonably deem necessary or appropriate to assign and transfer, to the extent permitted by applicable Law, to the Purchaser or such limited partners, all of the Sellers’ right, title and interest in and to such Excluded Specified UK Patents and any Patent Related Documentation related thereto (including for the avoidance of doubt all documents related to such Excluded Specified UK Patents currently held in secure storage) (the “Purchased Documentation”) to the Purchaser or such limited partners for nil consideration and in respect of which assignment agreement each Party will bear its own costs. The Purchaser or such limited partner agrees to take permanent possession of all Purchased Documentation as soon as practicable after they are assigned.

SECTION 6 Miscellaneous Provisions. Sections 10.2 through 10.7, Section 10.9 through 10.11, Section 10.13 through Section 10.15, and Sections 10.18 through 10.23 of the Asset Sale Agreement are hereby incorporated by reference and shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Asset Sale Agreement as of the date first written above.

NORTEL NETWORKS CORPORATION

By:	/s/ Anna Ventresca
	Name:	Anna Ventresca
	Title:	General Counsel - Corporate and Corporate Secretary

By:	/s/ Clarke E. Glaspell
	Name:	Clarke E. Glaspell
	Title:	Controller

NORTEL NETWORKS LIMITED

By:	/s/ Anna Ventresca
	Name:	Anna Ventresca
	Title:	General Counsel - Corporate and Corporate Secretary

By:	/s/ Clarke E. Glaspell
	Name:	Clarke E. Glaspell
	Title:	Controller

Asset Sale Agreement Amendment Signature Page

NORTEL NETWORKS INC.

By:	/s/ John J. Ray III
	Name:	John J. Ray III
	Title:	Principal Officer

NN APPLICATIONS MANAGEMENT SOLUTIONS INC.

By:	/s/ John J. Ray III
	Name:	John J. Ray III
	Title:	Principal Officer

NORTEL ALTSYSTEMS, INC.

By:	/s/ John J. Ray III
	Name:	John J. Ray III
	Title:	Principal Officer

CORETEK, INC.

By:	/s/ John J. Ray III
	Name:	John J. Ray III
	Title:	Principal Officer

QTERA CORPORATION

By:	/s/ John J. Ray III
	Name:	John J. Ray III
	Title:	Principal Officer

XROS, INC.

By:	/s/ John J. Ray III
	Name:	John J. Ray III
	Title:	Principal Officer

Asset Sale Agreement Amendment Signature Page

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
UK Limited (in administration) by	)	Christopher Hill
Christopher Hill as Joint Administrator (acting	)
as agent and without personal liability))
in the presence of:

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young LLP, 1 More London	)
Place, SE1 2AF

Asset Sale Agreement Amendment Signature Page

SIGNED for and on behalf of Nortel Networks	)	/s/ David Hughes
(Ireland) Limited (in administration))		David Hughes
by David Hughes as Joint Administrator	)
(acting as agent and without personal	)
liability) in the presence of:

Witness signature

/s/ Niall Coveney	)
Name: Niall Coveney	)
Address: c/o Ernst & Young, Harcourt St.	)
Dublin

Asset Sale Agreement Amendment Signature Page

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
S.A. (in administration and liquidation	)	Christopher Hill
judiciaire) by Christopher Hill as Joint	)
Administrator (acting as agent and without	)
personal liability) in the presence of:

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young LLP, 1 More London	)
Place, SE1 2AF

Asset Sale Agreement Amendment Signature Page

SIGNED for and on behalf of Nortel Networks	)	/s/ Kerry Trigg
France S.A.S. (in administration) by	)	Kerry Trigg
Kerry Trigg acting as authorised representative	)
of Christopher Hill as Joint Administrator	)
(acting as agent and without personal liability) in the presence of:

Witness signature

/s/ Michelle Foreman	)
Name: Michelle Foreman	)
Address: Ernst & Young LLP, 1 More London	)
Place, SE1 2AF	)

Asset Sale Agreement Amendment Signature Page

SIGNED for and on behalf of Nortel	)	/s/ Christopher Hill
GmbH (in administration) by Christopher	)	Christopher Hill
Hill as Joint Administrator (acting as agent	)
and without personal liability) in the presence of:	)

Witness signature

/s/ Jan Cordell	)
Name: Jan Cordell	)
Address: Ernst & Young LLP, 1 More London	)
Place, SE1 2AF

Asset Sale Agreement Amendment Signature Page

SIGNED by Alan Bloom	)	/s/ Alan Bloom
	)	Alan Bloom
in his own capacity and on behalf of the Joint Administrators without personal liability and solely for the purpose of obtaining the benefit of the provisions of this Agreement expressed to be conferred on or given to the Joint Administrators in the presence of:	)

Witness signature

/s/ Wilma Graham	)
Name: Wilma Graham	)
Address: Ernst & Young LLP, 1 More London	)
Place, SE1 2AF	)

Asset Sale Agreement Amendment Signature Page

Signed by MAÎTRE COSME ROGEAU, acting in the capacity of Mandataire Liquidateur of NORTEL NETWORKS S.A. (IN ADMINISTRATION AND LIQUIDATION JUDICIARE), without personal liability and solely for the purpose of obtaining the benefit of the provisions of this Agreement expressed to be conferred on or given to the French Liquidator:

		By	/s/ Maître Cosme Rogeau
Name: Maître Cosme Rogeau
Title: Mandataire Liquidateur

In the presence of:
Witness signature
/s/ Thibault LeBray
Name: Thibault LeBray
Address:

SIGNED for and on behalf of NORTEL	)		/s/ Maître Cosme Rogeau
NETWORKS S.A. (IN	)		MAÎTRE COSME ROGEAU
ADMINISTRATION AND	)
LIQUIDATION JUDICIARE) by MAÎTRE COSME ROGEAU as Mandataire Liquidateur (acting as agent and without personal liability) in the presence of:	) ) ) ) )
Witness signature
/s/ Thibault LeBray
Name: Thibault LeBray
Address:

Asset Sale Agreement Amendment Signature Page

ROCKSTAR BIDCO, LP

By: Rockstar Bidco GP, LLC, its General Partner

By:	/s/ Kasim Alfalahi
Name: Kasim Alfalahi
Title: Vice President

Asset Sale Agreement Amendment Signature Page

Exhibit I

Amendments to Section 5.27(b)(ii)(C)

(C) (x) the Purchaser will pay, or cause to be paid, the Optioned License Fees to the Sellers, Joint Administrators and the French Liquidator free and clear of and without deduction or withholding for withholding Taxes or any other amounts; provided that if the Purchaser or, if relevant, any of the Purchaser’s limited partners shall be required under applicable Law to deduct or withhold any amount from the Optioned Licenses Fees, then (i) the amount payable shall be increased as necessary so that, after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts payable), the Sellers, Joint Administrators and the French Liquidator receive an amount equal to the sum they would have received had no such deduction or withholding been made, (ii) the Purchaser shall make or shall cause to be made such deduction or withholding, and (iii) the Purchaser shall pay or shall cause to be paid to the relevant Tax Authority in accordance with applicable Law the full amount deducted or withheld; provided, further, that Purchaser shall have no obligation to pay additional amounts pursuant to clause (i) of the preceding proviso to the extent that the withholding Taxes are attributable to a Seller’s failure to comply with the requirements of Section 5.27(b)(ii)(C)(y) unless such failure is due to the Purchaser’s failure to cooperate fully with any Seller for the purposes of obtaining any exemption or reduction referred to in Section 5.27(b)(ii)(C)(y). The Purchaser shall promptly furnish the Sellers, Joint Administrators and the French Liquidator with such evidence as may be required by the applicable Tax Authorities to establish that any such Tax has been paid, and shall indemnify and hold harmless the Sellers, Joint Administrators and French Liquidator on an after-Tax basis from any liability for penalties or interest due to the payor’s failure to timely withhold and remit amounts in respect of Taxes to the applicable Tax Authority;

Exhibit II

Amendments to Section 6.1

SECTION 6.1 Transfer Taxes.

(a) The Parties agree that the Purchase Price ~~is~~and any Optioned License Fees are exclusive of any Transfer Taxes. The Purchaser shall promptly pay or cause to be paid directly to the appropriate Tax Authority all applicable Transfer Taxes that may be imposed upon or payable or collectible or incurred in connection with this Agreement or the transactions contemplated herein, or that may be imposed upon or payable or collectible or incurred in connection with the execution of any other Transaction Document; provided, that if any such Transfer Taxes are required to be collected, remitted or paid by a Seller, the Joint Administrators, or the French Liquidator or any Subsidiary, Affiliate, representative or agent thereof, such Transfer Taxes shall be paid by the Purchaser or caused to be paid by the Purchaser to such Seller, Joint Administrators, French Liquidator, Subsidiary, Affiliate or agent, as applicable, at the Closing or thereafter, as requested of or by the applicable Seller, Joint Administrators or French Liquidator. Upon request from a Seller, the Joint Administrators or the French Liquidator, the Purchaser shall provide to such Seller, Joint Administrators or French Liquidator an original receipt (or such other evidence as shall be reasonably satisfactory to such Seller, Joint Administrator or French Liquidator) evidencing the payment of Transfer Taxes by the Purchaser or, if relevant, any of the Purchaser’s limited partners to the applicable Tax Authority under this Section 6.1. For the avoidance of doubt, the Purchaser shall remain liable in respect of any Transfer Taxes regardless of the date that the Assets are removed from the premises of a Seller or any Seller’s supplier. All other Closing expenses will be paid by the Party incurring such expenses.

(b) If the Purchaser or, if relevant, any of the Purchaser’s limited partners wishes to claim any exemption relating to, or a reduced rate of, or make an election with the effect of reducing, or engage in any other transaction designed to reduce, Transfer Taxes, in connection with this Agreement or the transactions contemplated herein, or in connection with the execution of any other Transaction Document, the Purchaser shall be solely responsible for ensuring that such exemption, reduction or election applies and, in that regard, shall provide the Sellers, Joint Administrators or French Liquidator (as applicable) prior to Closing with its permit number, GST/HST, VAT, provincial sales taxes or other similar registration numbers or, if relevant, those of any of the Purchaser’s limited partners and/or any appropriate certificate of exemption, election and/or other document or evidence to support the claimed entitlement to such exemption or reduction by the Purchaser or, if relevant, any of the Purchaser’s limited partners. All parties shall make commercially reasonable efforts to cooperate to the extent necessary to obtain any such exemption or reduction. Notwithstanding the foregoing, any such cooperation to be provided in this Section 6.1(b) shall not include or extend to (i) a liquidation or restructuring of a Seller or any business of a Seller, including the transfer of any assets or Assets or liabilities or Assumed Liabilities between the Sellers or their Affiliates, unless the Seller or the relevant Affiliate is indemnified (prior to such liquidation or restructuring) against any cost or expense of such liquidation or restructuring to its satisfaction (acting at all times reasonably and in good faith); (ii) any action or omission that would result in the imposition on any Seller or any Affiliate of any Seller of any additional Tax liability or making any additional payment to any Tax Authority or Government Entity in respect of Tax which is an Excluded Liability, unless such Seller or Affiliate is (prior to the relevant action or omission) indemnified against such additional Tax liability or payment; (iii) any action or omission that would result in any material out of pocket cost or expense for any Seller or any Affiliate of any Seller, unless such Seller or Affiliate is (prior to the relevant action or omission), indemnified against such cost or expense to their satisfaction (acting at all times reasonably and in good faith) by the Purchaser; (iv) any action or omission which would cause the Sellers or any Affiliates of the Sellers to be in contravention of any applicable Law (including Bankruptcy Law) or published practice of a Tax Authority; (v) changing the identity or Tax residence of any Sellers, the location of any Assets or Assumed Liabilities, the nature or extent of any Assets or Assumed Liabilities, the Assets or Assumed Liabilities to be transferred by any particular Seller or the structure of the transaction as an asset sale rather than the sale of any form of entity, unless the Seller or the relevant Affiliate is indemnified (prior to such action) against any cost or expense of such action to its satisfaction (acting at all times reasonably and in good faith); or (vi) any reduction in the obligations of the Purchaser or rights of the Sellers.

It is agreed and acknowledged that for the purposes of this Section 6.1, “Transfer Taxes” do not include VAT in respect of any supply (or deemed supply) of goods and services pursuant to this Agreement, for which the provisions of Section 6.9 shall apply instead.

Exhibit III

Amendments to Section 6.9

SECTION 6.9. VAT.

(a) All sums payable by the Purchaser under this Agreement ~~and/~~or which the Purchaser is required to pay or cause to be paid under Section 5.27(a) in respect of the Optioned Licenses shall be exclusive of VAT and, except to the extent Section 6.9(d) applies, where a sum is paid by the Purchaser pursuant to this Agreement ~~and/~~or paid or caused to be paid by the Purchaser under Section 5.27(a) in respect of the Optioned Licenses in consideration for any supply (or deemed supply) of goods or services by any of the EMEA Sellers the Purchaser shall, in addition to the consideration payable for such supply, pay or cause to be paid to the relevant EMEA Seller, on receipt of an appropriate VAT invoice, an amount equal to the VAT (if any) determined in accordance with Section 2.2.3(b) as, or (as appropriate) determined by the relevant EMEA Seller(s) as arising in respect of such supply together with all interest and penalties thereon (except to the extent that such interest or penalties arise other than as a result of a failure of the Purchaser to comply with any of its obligations pursuant to this Section 6.9), with payment to be made or caused to be made by the Purchaser within five (5) Business Days of receipt of an appropriate valid VAT invoice or Closing (whichever is the later), provided that, no payment shall be ~~due from~~required to be made (or caused to be made) by the Purchaser in respect of VAT pursuant to this Section 6.9(a) or Section 6.9(e) in circumstances where the EMEA Seller, the Joint Administrator or French Liquidator issues a VAT invoice to the Purchaser or, if relevant, any of the Purchaser’s limited partners outside of any applicable time limits within which the Purchaser ~~(or~~or Purchaser’s limited partner (or in either case a member of its VAT group) can claim credit for the relevant input tax, and provided further that, for the avoidance of doubt, any amount payable pursuant to this Section 6.9(a) in respect of any Optioned Licenses shall be an amount determined by the relevant EMEA Seller(s).

(b) For the avoidance of doubt, and without prejudice to the generality of this Section 6.9, if the relevant EMEA Seller or Joint Administrators or French Liquidator forms the view, acting reasonably, that the supply by the EMEA Sellers of any Assets or assumption from the EMEA Sellers of any Assumed Liabilities (if relevant) is subject to VAT, or that any other amounts payable by the Purchaser or which the Purchaser is required to cause to be paid or any other supplies made to the Purchaser or to any of the Purchaser’s limited partners (if relevant) in each case pursuant to this Agreement and/or in respect of the Optioned Licenses are subject to VAT, then, except to the extent Section 6.9(d) applies, the relevant EMEA Seller(s) or the Joint Administrators or the French Liquidator shall be entitled to provide the Purchaser or any of the Purchaser’s limited partners (if relevant) with a VAT invoice in respect of the supply in question.

(c) Subject to any contrary provision of this Agreement, a VAT invoice served by any EMEA Seller or the Joint Administrators or the French Liquidator in good faith and in accordance with applicable VAT laws, absent manifest error, shall be accepted by the Purchaser and the Purchaser’s limited partners (if relevant) as valid, including in relation to amounts of VAT stated in such invoice, except to the extent the Purchaser or any of the Purchaser’s limited partners (if relevant) has paid the applicable VAT by virtue of Section 6.9(d) below.

(d) Where the liability for VAT in respect of any supply is a liability of the Purchaser or any of the Purchaser’s limited partners (if relevant) (whether under Section 8 of the Value Added Tax Act 1994 or similar or equivalent provisions in any member of the European Union) the Purchaser shall account for such VAT or shall cause such VAT to be accounted to the relevant Tax Authority within any applicable time limits.

(e) In the event that an amount in respect of VAT is payable under the terms of this Agreement and/or in respect of the Optioned Licenses in respect of a supply and: (1) the consideration amount as indicated on the relevant VAT invoice in respect of such supply differs from the actual consideration amount for that supply for VAT purposes (including, but not limited to, situations where the Purchase Price is adjusted in accordance with any provision of this Agreement, and/or the allocation of the Purchase Price to any Assets or Assumed Liabilities is amended, whether pursuant to Section 2.2.3 or otherwise); (2) a Tax Authority determines in writing that a supply by any EMEA Seller in respect of which the Purchaser has paid or has caused to be paid VAT should properly be characterized as a supply on which VAT does not arise; or (3) for any reason the rate of VAT applicable to the supply in question is changed, then the relevant EMEA Seller(s) and the Purchaser agree to co-operate in good faith to correct or cause to be corrected all relevant VAT invoices and VAT returns and (without prejudice to the generality of the foregoing):

(i) where the purchase price for any Assets and/or Assumed Liabilities (if relevant) is increased, or VAT otherwise becomes due, the Purchaser shall pay or shall cause to be paid to the relevant EMEA Seller (or relevant Tax Authority, where applicable) an amount equal to any additional VAT that becomes due as a result of such increase with payment to be made or caused to be made by the Purchaser within five (5) Business Days of receipt of an appropriate valid VAT invoice or Closing, whichever is the later; and

(ii) where the purchase price for any Assets and/or Assumed Liabilities (if relevant) is decreased, or to the extent that a relevant Tax Authority determines in writing that a supply by any EMEA Seller in respect of which the Purchaser has paid or caused to be paid an amount in respect of VAT should properly be characterised as a supply on which VAT does not arise, or where the rate of VAT applicable to the supply in question is decreased, or where the Purchaser has otherwise paid or caused to be paid an amount in respect of VAT to an EMEA Seller under Section 6.9(a) that was not due, the relevant EMEA Seller shall, without unreasonable delay, issue an appropriate and valid VAT credit note or equivalent to the Purchaser or the Purchaser’s limited partner (if relevant) and shall use its reasonable endeavors to recover the Excess VAT and, to the extent the Excess VAT is actually recovered and retained by it (or by any member of its VAT group) or is creditable by any EMEA Seller against any VAT liability of an EMEA Seller (or is so creditable by any member of its VAT group), the relevant EMEA Seller shall, without unreasonable delay, pay such Excess VAT to the Purchaser, and for the purposes of this Section 6.9(e)(ii), “Excess VAT” means the amount in respect of VAT actually paid (after deducting any previous refund under this Section 6.9(e)(ii)) or caused to be paid by the Purchaser that should not have been paid or caused to be paid, taking into account the decrease in purchase price, the incorrect characterization of a supply, the decrease in the VAT rate or the amount in respect of VAT that was paid to an EMEA Seller that was otherwise not due.

(f) The EMEA Sellers, Joint Administrators, French Liquidator and the Purchaser agree to act in good faith in accordance with Section 2.2.3 for all purposes relating to VAT (including the preparation and filing of any VAT invoices or Tax Returns with respect to VAT).

(g) If it is not possible for the EMEA Sellers, Joint Administrators, French Liquidator and the Purchaser in accordance with Section 2.2.3 to determine before the date falling five (5) Business Days prior to Closing an amount of consideration for the purposes of VAT invoicing (notwithstanding that the Purchaser has not by such date delivered a proposed Partial Allocation pursuant to Section 2.2.3(b)) and in all cases in respect of all sums payable in respect of any Optioned Licenses, then:

(i) where any of the EMEA Sellers, the Joint Administrators or the French Liquidator are required to account to a Tax Authority for VAT in respect of the supply of any goods or services under this Agreement and/or in respect of the Optioned Licenses, subject to Section 6.9(e), the determination of the relevant EMEA Seller or the Joint Administrators or the French Liquidator (in each case, acting reasonably) shall be accepted by the parties for VAT purposes in respect of such goods or services until and unless replaced pursuant to Section 6.9(e); and

(ii) where the Purchaser is required to account or to cause to be accounted to a Tax Authority for VAT in respect of the supply of any goods or services under this Agreement and/or in respect of the Optioned Licenses, subject to Section 6.9(e), the determination of the Purchaser (acting reasonably) shall be accepted by the parties for VAT purposes in respect of such goods or services unless and until replaced pursuant to Section 6.9(e).